EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Security Bank Corporation Announces 4th Quarter Dividend

MACON, GA – November 17, 2005

Security Bank Corporation, (NASDAQ: SBKC), announced today that it has declared a fourth quarter dividend, paying $0.065 per share on December 30, 2005 to shareholders of record on December 15, 2005.

Security Bank Corporation is a Georgia multi-bank holding company based in Macon, Bibb County, Georgia. The Company’s wholly owned bank subsidiaries are Security Bank of Bibb County, Security Bank of Houston County, Security Bank of Jones County, and Security Bank of North Metro. The banks maintain 16 full service offices in Macon, Perry, Warner Robins, Gray, Woodstock, St. Simons Island, and Brunswick, Georgia, as well as loan production offices in Hiram and Cumming, Georgia. In addition, Security Bank of Bibb County operates a wholly owned mortgage subsidiary; Fairfield Financial Services, Inc. Fairfield has offices in Macon, Warner Robins, Columbus, Richmond Hill, Gray, Pooler, Woodstock, St. Simons, and Brunswick.

Security Bank Corporation had total assets of $1.3 billion and total stockholders’ equity of $140.4 million at September 30, 2005.

Questions about Security Bank Corporation should be directed to Rett Walker at (478) 722-6220 or Jim McLemore at (478) 722-6243.